UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 14, 2004

NOTIFY TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

California	000-23025	77-0382248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1054 S. De Anza Blvd., Suite 105 San Jose, CA	95129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(408) 777-7920

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On October 14, 2004, the Board of Directors of Notify Technology Corporation (the “Company”) approved the amendment of a stock option agreement dated March 15, 2004 (the “March Option”) and two stock option agreements dated October 11, 2001 (the “October Options”), each between the Company and Michael Ballard, in connection with Mr. Ballard’s resignation as a director of the Board of Directors of the Company.

The terms of the amendments provide for the full acceleration of vesting of 8,334 shares of Common Stock of the Company underlying the March Option that were previously unvested and the extension of the exercise period from sixty (60) days to twenty-four (24) months for 60,000 shares of Common Stock of the Company underlying the October Options.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 14, 2004, Mr. Ballard resigned as a director of the Company.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
10.20	Amendment No. 1 dated October 14, 2004, to Stock Option Agreement dated as of March 15, 2004 between the Company and Michael Ballard

10.21	Amendment No. 1 dated October 14, 2004, to Stock Option Agreement dated as of October 11, 2001 between the Company and Michael Ballard

10.22	Amendment No. 1 dated October 14, 2004, to Stock Option Agreement dated as of October 11, 2001 between the Company and Michael Ballard

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2004

NOTIFY TECHNOLOGY CORPORATION

By:	/s/ Gerald W. Rice
Gerald W. Rice, Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
10.20	Amendment No. 1 dated October 14, 2004, to Stock Option Agreement dated as of March 15, 2004 between the Company and Michael Ballard

10.21	Amendment No. 1 dated October 14, 2004, to Stock Option Agreement dated as of October 11, 2001 between the Company and Michael Ballard

10.22	Amendment No. 1 dated October 14, 2004, to Stock Option Agreement dated as of October 11, 2001 between the Company and Michael Ballard